Exhibit 23.2

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33603, 33-75522 and 333-84333) of Urban
Outfitters, Inc. of our report dated March 12, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP

Philadelphia, PA
April 14, 2000